UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant [_]

Filed by a party other than the Registrant [X]

Check the appropriate box:

[_]	Preliminary Proxy Statement
[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]	Definitive Proxy Statement
[_]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to §240.14a-12

DAKTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

ALTA FOX OPPORTUNITIES FUND, LP
ALTA FOX GENPAR, LP
ALTA FOX EQUITY, LLC
ALTA FOX CAPITAL MANAGEMENT, LLC

P. CONNOR HALEY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[_]	Fee paid previously with preliminary materials.
[_]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Alta Fox Opportunities Fund, LP, together with the other participants named herein (collectively, “Alta Fox”), has filed a preliminary proxy statement and an accompanying BLUE proxy card with the Securities and Exchange Commission and intends to solicit votes in connection with their opposition to proposals to be presented at a special meeting of shareholders of Daktronics, Inc., a South Dakota corporation.

Item 1: On February 5, 2025, Alta Fox issued the following press release:

Alta Fox Files Federal Lawsuit to Stop Daktronics’ Latest Reactionary Entrenchment Maneuver

Believes the Board’s Plan to Reincorporate in Delaware and Eliminate Cumulative Voting is Designed to Protect Underperforming Directors at Shareholders’ Expense

Highlights Daktronics’ Attempt to Deflect from Shareholders’ Calls to Immediately Declassify the Board

Shares that Alta Fox Has Filed a Preliminary Proxy Statement to Solicit Shareholder Votes AGAINST the Company’s Reincorporation Proposal at the Upcoming Special Meeting

DALLAS--(BUSINESS WIRE)--Alta Fox Capital Management, LLC (together with its affiliates, “Alta Fox” or “we”), the largest shareholder of Daktronics, Inc. (NASDAQ: DAKT) (“Daktronics” or the “Company”) based on its beneficial ownership interest on a fully converted basis of 11.7% of the Company’s outstanding shares, today announced that it has filed a lawsuit against the Company and Chairman, President and Chief Executive Officer Reece A. Kurtenbach in the United States District Court for the District of South Dakota.

The suit is in response to Daktronics’ recently called Special Meeting of Shareholders (the “Special Meeting”) to reincorporate from South Dakota to Delaware (the “Reincorporation Proposal"). Alta Fox has also filed a preliminary proxy statement (reviewable here) to solicit shareholder votes AGAINST the Reincorporation Proposal. Tellingly, the Company’s preliminary proxy statement reveals that the principal reason for reincorporation is to eliminate cumulative voting, a statutory right for all shareholders of companies incorporated in South Dakota. The Reincorporation Proposal appears to be in response to Alta Fox’s publicly disclosed plan to nominate highly qualified candidates for election to the Board of Directors (the “Board”).1 In our view, the Board’s objective is to use a change in the Company’s jurisdiction to eliminate shareholders’ long-standing rights under South Dakota law and prevent the Board from being held to account.

Alta Fox believes the timing of the Reincorporation Proposal reveals that the Board’s intent is to weaken shareholder rights, as evidenced by the following facts:

•	Daktronics only called the Special Meeting to put forth the Reincorporation Proposal after Alta Fox publicly stated our plan to nominate new director candidates for election and after we reminded the Company of our unassailable right to call a special meeting.[2,3] Daktronics, which has been a South Dakota

1 Alta Fox press release dated December 10, 2024. Link.

2 Alta Fox press release dated December 10, 2024. Link.

3 Alta Fox press release dated December 11, 2024. Link.

company since its founding in 1968, could have chosen to reincorporate at any point over the past 57 years. Only now, in response to a major shareholder challenge, has the Board decided this is a priority – likely because the Board knows that with cumulative voting, Alta Fox would have an even greater chance of successfully electing new directors.

•	The Company’s Reincorporation Proposal is just the latest tactic in its lengthy history of rejecting governance best practices. In defiance of shareholder calls for improvement, the Board retains staggered director elections; a poison pill, which the Board enacted and subsequently strengthened without a shareholder vote; and a combined Chair and CEO role. More than two years after the Company’s disclosure of a going concern notice from its auditors, the Board’s Audit Committee still includes four directors who oversaw the poor financial planning and inadequate internal controls that led to the notice.[4] Under the Board’s supervision, the Company suffers from a nepotistic culture led by an underperforming second-generation CEO, one of three named executive officers from the same family.

•	The Special Meeting agenda does not include proposals that would truly modernize Daktronics’ governance. Although the Board had the option of putting forth a proposal to immediately declassify itself or redeem its unilaterally adopted poison pill, it did not. Daktronics’ promises to finally adopt proxy access and a majority voting standard for director elections are mere distractions from the Company’s anti-shareholder agenda – both can be easily implemented without fleeing South Dakota for Delaware.

•	There is no urgency to the Company’s Reincorporation Proposal, nor any reason for shareholders to endure the expense of this special meeting. The Board has the option of including the Reincorporation Proposal on the agenda for Daktronics’ next annual meeting. In calling this Special Meeting, the Board has demonstrated a concerning level of comfort wasting Company resources to shield itself from the consequences of its mistakes.

In its misguided attempts to defend itself, the Board chose to mislead investors about the value of Alta Fox's convertible securities and publicly smear its largest shareholder – the very benefactor that provided critical financing in the Company’s time of need.5 Based on feedback and public statements from other shareholders, it is clear that there are widely held concerns regarding the Company’s long-term underperformance, capital allocation blunders and history of shareholder-unfriendly governance.6 As we have said previously, we are supportive of actions that actually enhance Daktronics’ governance.7 Alta Fox is committed to continuing to push for the governance reforms that Daktronics desperately needs and ensuring that the rights of all shareholders are upheld.

If Alta Fox prevails in our lawsuit, or if Daktronics rescinds the Reincorporation Proposal, we plan to immediately call a special meeting at which we will seek shareholder approval to:

1.	Immediately declassify the Board, so that all directors stand for election annually and are accountable to shareholders.

4 The Company’s definitive proxy statement for its 2024 annual meeting. Link.

5 The Company’s statement dated November 8, 2024, implied that the value of Alta Fox’s promissory note is based on face value or a Black Scholes model. For Alta Fox and likely any other shareholder, the value of the in-the-money convertible securities is the market value of the converted shares (approximately $79.5 million). Link.

6 Breach Inlet Capital, LP press release dated December 17, 2024. Link. Anchor Capital Advisors, LLC press release dated January 27, 2025. Link. Breach Inlet Capital, LP press release dated February 4, 2025. Link.

7 Alta Fox press release dated December 10, 2024. Link.

2.	Remove the Company’s poison pill, which unfairly restricts shareholder rights.

3.	Elect independent, highly qualified directors who will ensure that Daktronics is managed in the best interests of all shareholders – not just the Kurtenbach family.

***

Alta Fox encourages Daktronics stakeholders to visit www.FixDaktronics.com to review our presentation exposing how poor governance and a private family business mentality have driven massive underperformance for shareholders.

About Alta Fox

Founded in 2018 by Connor Haley, Alta Fox is a Texas-based alternative asset management firm that employs a long-term focused investment strategy to pursue exceptional risk-adjusted returns for a diverse group of institutions and qualified individual clients. Alta Fox focuses on identifying often overlooked and under-the-radar opportunities across asset classes, market capitalization ranges and sectors. Learn more by visiting www.AltaFoxCapital.com.

Certain Information Concerning the Participants

Alta Fox Opportunities Fund, LP (“Alta Fox Opportunities”), together with the other participants named herein (collectively, “Alta Fox”), has filed a preliminary proxy statement and an accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) and intends to solicit votes in connection with their opposition to proposals to be presented at a special meeting of shareholders of Daktronics, Inc., a South Dakota corporation (the “Company”).

ALTA FOX STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING ITS BLUE PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are expected to be Alta Fox Opportunities, Alta Fox GenPar, LP (“Alta Fox GP”), Alta Fox Equity, LLC (“Alta Fox LLC”), Alta Fox Capital Management, LLC (“Alta Fox Capital”) and P. Connor Haley (collectively, the “Participants”).

As of the date hereof, Alta Fox Opportunities directly beneficially owns 5,933,019 shares of Common Stock, no par value (the “Common Stock”), of the Company. Alta Fox Capital, as the investment manager of Alta Fox Opportunities, may be deemed to beneficially own the 5,933,019 shares of Common Stock beneficially owned by Alta Fox Opportunities. Alta Fox GP, as the general partner of Alta Fox Opportunities, may be deemed to beneficially own the 5,933,019 shares of Common Stock beneficially owned by Alta Fox Opportunities. Alta Fox LLC, as the general partner of Alta Fox GP, may be deemed to beneficially own the 5,933,019 shares of Common Stock beneficially owned by Alta Fox Opportunities. Mr. Haley, as the sole owner, member and manager of each of Alta Fox Capital and Alta Fox LLC, may be deemed to beneficially own the 5,933,019 shares of Common Stock beneficially owned by Alta Fox Opportunities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “intends,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements relate to future events or future performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, levels of activity, performance or achievements or those of the industry to be materially different from those expressed or implied by any forward-looking statements. Daktronics, Inc., a South Dakota corporation, has also identified additional risks relating to its business in its public filings with the Securities and Exchange Commission (the “SEC”). Alta Fox Capital Management, LLC (together with its affiliates, “Alta Fox”), has based these forward-looking statements on current expectations, assumptions, estimates, beliefs, and projections. While Alta Fox believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond Alta Fox’s control. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Alta Fox described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Alta Fox that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, Alta Fox will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Certain statements and information included herein have been sourced from third parties. Alta Fox does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

Contacts

For Shareholders:

Alta Fox Investor Relations
ir@altafoxcapital.com

or

Okapi Partners

Bruce Goldfarb / Chuck Garske, 212-297-0720

info@okapipartners.com

For Media:

Longacre Square Partners

Kate Sylvester / Bela Kirpalani, 646-386-0091

altafox@longacresquare.com

Item 2: Also on February 5, 2025, Alta Fox uploaded the following materials to www.FixDaktronics.com:

Item 3: Also on February 5, 2025, Alta Fox sent the following email to subscribers of www.FixDaktronics.com:

Certain Information Concerning the Participants

Alta Fox Opportunities Fund, LP (“Alta Fox Opportunities”), together with the other participants named herein (collectively, “Alta Fox”), has filed a preliminary proxy statement and an accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) and intends to solicit votes in connection with their opposition to proposals to be presented at a special meeting of shareholders of Daktronics, Inc., a South Dakota corporation (the “Company”).

ALTA FOX STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING ITS BLUE PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are expected to be Alta Fox Opportunities, Alta Fox GenPar, LP (“Alta Fox GP”), Alta Fox Equity, LLC (“Alta Fox LLC”), Alta Fox Capital Management, LLC (“Alta Fox Capital”) and P. Connor Haley (collectively, the “Participants”).

As of the date hereof, Alta Fox Opportunities directly beneficially owns 5,933,019 shares of Common Stock, no par value (the “Common Stock”), of the Company. Alta Fox Capital, as the investment manager of Alta Fox Opportunities, may be deemed to beneficially own the 5,933,019 shares of Common Stock beneficially owned by Alta Fox Opportunities. Alta Fox GP, as the general partner of Alta Fox Opportunities, may be deemed to beneficially own the 5,933,019 shares of Common Stock beneficially owned by Alta Fox Opportunities. Alta Fox LLC, as the general partner of Alta Fox GP, may be deemed to beneficially own the 5,933,019 shares of Common Stock beneficially owned by Alta Fox Opportunities. Mr. Haley, as the sole owner, member and manager of each of Alta Fox Capital and Alta Fox LLC, may be deemed to beneficially own the 5,933,019 shares of Common Stock beneficially owned by Alta Fox Opportunities.